WeWork Reports Fourth Quarter and Fiscal Year 2022 Results
Fourth Quarter Revenue Increases 18% Year-over-Year

NEW YORK, February 16, 2023 – WeWork Inc. (NYSE: WE) ("WeWork"), the leading global flexible space provider, disclosed financial results today for the three months, and fiscal year ended December 31, 2022. Fourth quarter, full-year and other recent highlights include:

•Revenue for the fourth quarter was $848 million, an increase of 18% year-over-year. Revenue using the Company’s budgeted foreign exchange rates was $905 million, an increase of 26% year-over-year, exceeding the Company’s previous revenue guidance of $870- $890 million.
•Physical Memberships increased by 17% year-over-year on a consolidated basis.
•Consolidated physical occupancy increased to 75% at the end of the fourth quarter.
•All Access and On-Demand consolidated memberships grew to approximately 70,000 in the fourth quarter, an increase of 56% year-over-year.
•In February 2023, the Company extended the maturity of the Junior Tranche of its LC Facility from November 2023 to March 2025 and increased the facility from $350 million to $470 million.

“Our fourth quarter results demonstrate that we accomplished what we set out to do in fiscal year 2022 by staying focused on reducing expenses, optimizing our portfolio, growing revenue, and increasing occupancy. As a result, we crossed a historic milestone of achieving Adjusted EBITDA profitability in December - a testament to the hard work of our employees and the enduring value of our products,” said Sandeep Mathrani, CEO and Chairman of WeWork. “As we move forward, we remain committed to building on this momentum while also enhancing our balance sheet.”

Fourth Quarter 2022 Consolidated Results

•Revenue for the fourth quarter was $848 million, an increase of 18% year-over-year. Revenue using the Company’s budgeted foreign exchange rates was $905 million, an increase of 26% year-over-year.
•Consolidated physical occupancy was 75% at the end of the fourth quarter.
•Net loss for the fourth quarter was $527 million. Net loss includes approximately $348 million related to non-cash expenses(1).
•Adjusted EBITDA was negative $26 million, a 75% improvement quarter-over-quarter, and a $257 million improvement year-over-year.

Company Debt Transactions:
In January 2023, the Company issued $250 million of Senior Secured Notes due 2025 to an affiliate of Softbank Group Corp. (“SBG”) pursuant to its existing Senior Secured Notes commitment.

In addition, in February 2023, the Company extended the maturity of the Junior Tranche of its LC Facility from November 2023 to March 2025 and increased the facility from $350 million to $470 million.

Space-as-a-Service:

•Systemwide revenue was $973 million in the fourth quarter.
•As of December 31, 2022, WeWork's systemwide real estate portfolio consisted of 779 locations across 39 countries, supporting approximately 906,000 workstations and 682,000 physical memberships, equating to 75% physical occupancy, and an increase in physical memberships of 16% year-over-year.
•Systemwide gross workstation sales totaled 206,000 in the fourth quarter, or the equivalent of 12.3 million square feet sold(3). Systemwide new workstation sales were 75,000 in the fourth quarter or the equivalent of 4.5 million square feet sold(2).
•As of December 31, 2022, WeWork’s consolidated real estate portfolio consisted of 622 locations across 34 countries, which supported approximately 731,000 workstations and 547,000 physical memberships, equating to physical occupancy of 75%, and an increase in physical memberships of 17% year-over-year.
•On a consolidated basis, gross workstation sales totaled 165,000 in the fourth quarter of 2022, which equates to approximately 9.9 million square feet sold(2). Consolidated new workstation sales were 62,000 in the fourth quarter, or the equivalent of 3.7 million square feet sold(2).
•Average revenue per physical member ("ARPM") was $481 in Q4, 2022. ARPM using the Company's budgeted foreign exchange rates was $514, an increase of 6% year-over-year.

WeWork Access:
All Access and On-Demand consolidated memberships grew to approximately 70,000 in the fourth quarter, an increase of 56% year-over-year. WeWork Access products generated $50 million of revenue in the fourth quarter, an increase of 72% year-over-year. Growth in All Access memberships yielded annual run rate revenue of approximately $200 million.

WeWork Workplace:
In July 2022, the Company launched its software solution, WeWork Workplace, to enable companies of all sizes to manage their space and workforce through one universal platform. Since its debut, over 220 companies have signed onto WeWork Workplace, comprising over 42,000 licenses sold.

Liquidity:
WeWork ended the fourth quarter of 2022 with liquidity of approximately $1.3 billion. This includes available cash and cash equivalents, unissued Senior Secured Notes, and secured debt covenant capacity.

In January 2023, the Company issued $250 million of Senior Secured Notes to an affiliate of SBG. The notes mature in March 2025 and bear interest at 7.5% per annum payable in cash (with a step-up to 11.00%, payable in-kind, from and after February 2024).

In February 2023, the Company amended the junior tranche of its LC Facility, increasing the tranche from $350 million to $470 million and extending its maturity from November 2023 to March 2025.

Outlook:
The Company expects its first quarter 2023 revenue to be $830 million to $855 million and Adjusted EBITDA to be $(25 million) to breakeven.

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Source: We Work
Category: Investor Relations, Earnings

Investors
Kevin Berry
investor@wework.com
kevin.berry2@wework.com

Media
Nicole Sizemore
press@wework.com

About WeWork
WeWork Inc. (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become the leading global flexible space provider committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s expectations regarding its ability to continue as a going concern; WeWork’s preparation of its financial statements for the year ended December 31, 2022; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; its current and projected liquidity needs; changes in general economic conditions, including as a result of the COVID-19 pandemic and the conflict in Ukraine; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and our ability to retain our members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork's inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Use of Non-GAAP Financial Measures and Other Performance Indicators
This press release includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States (“GAAP”): Adjusted EBITDA, Free Cash Flow, and non-GAAP financial measures of foreign exchange (including on a forward-looking basis). These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that WeWork’s presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. WeWork believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about WeWork. WeWork’s management uses forward-looking non-GAAP measures to evaluate WeWork’s projected financials and operating performance. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. In addition, this press release includes annual run rate revenue, which we believe if a key indicator of future revenue potential. We calculate annual run rate revenue as (A) the revenue from memberships in the quarter, multiplied by (B) 4. We believe that annual run rate revenue is a key indicator of our future revenue potential. However, annual run rate revenue should be viewed independently of revenue, and does not represent our GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by the term of the agreement as well as renewal rates. Annual run rate revenue is not intended to be a replacement or forecast of revenue.

Non-GAAP Financial Definitions
Adjusted Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization (“Adjusted EBITDA”)
We supplement our GAAP results by evaluating Adjusted EBITDA, a non-GAAP measure. We define "Adjusted EBITDA" as net loss before income tax (benefit) provision, interest and other (income) expense, net depreciation and amortization, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant legal costs incurred by WeWork in connection with regulatory investigations and litigation regarding WeWork's 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, as defined in Note 1 of the Notes to the Consolidated Financial Statements included in our Annual Report for the year ended December 31, 2022, net of any insurance or other recoveries, significant non-ordinary course asset impairment charges and, to the extent applicable, any impact of discontinued operations, restructuring charges, and other gains and losses on operating assets.

Free Cash Flow
We also supplement our GAAP results by evaluating Free Cash Flow, a non-GAAP measure. Free Cash Flow is defined as net cash provided by (used in) operating activities less purchases of property, equipment and capitalized software, each as presented in the Company's consolidated statements of cash flows and calculated in accordance with GAAP. Free Cash Flow is both a performance measure and a liquidity measure that we believe provides useful information to management and investors about the amount of cash generated by or used in the business. Free Cash Flow is also a key metric used internally by our management to develop internal budgets, forecasts, and performance targets.

Non-GAAP Financial Measures of Foreign Exchange
We supplement our GAAP financial results by evaluating our performance excluding the effect of foreign exchange, or by assessing our performance using the foreign exchange rates that we used to calculate certain forward-looking financial information, to facilitate period over period comparisons. We believe that the disclosure of our financial results on a budgeted foreign exchange basis is a useful supplemental measure of operating performance because it facilitates comparison of our current performance to our guidance provided by excluding the effects of foreign currency volatility. We calculate our budgeted foreign exchange results by translating the current quarter and full-year functional currency results at our budgeted foreign exchange rates, which is an estimated forward rate for each of our functional currencies determined during the fourth quarter of the prior fiscal year as part of our annual budgeting process. The presentation of financial results on a budgeted foreign exchange basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP.

Preliminary Financial Information
We report our financial results in accordance with U.S. generally accepted accounting principles. All projected financial information and metrics in this press release are preliminary. These estimates are not a comprehensive statement of our financial position and results of operations. There is no assurance that we will achieve our forecasted results within the relevant period or otherwise. As part of the Company's financial statement closing process it is performing its going concern analysis, which will be concluded when the Company's audited financial statements for the year ended December 31, 2022 are finalized.

(1) Non-cash expenses include depreciation, amortization, impairment, restructuring, certain expenses included in interest expense, stock-based compensation, and unrealized foreign currency loss.
(2) Square feet sold calculated by multiplying gross workstation sales by 60 square feet per workstation.

(Other key performance indicators (in thousands, except for revenue in millions and percentages)):	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Other key performance indicators:
Consolidated Locations(1)
Membership and service revenues	$834	$809	$796	$744
Workstation Capacity	731	756	749	746
Physical Memberships	547	536	528	501
All Access and Other Legacy Memberships	70	67	62	55
Memberships	617	603	589	555
Physical Occupancy Rate	75%	71%	70%	67%
Enterprise Physical Membership Percentage	46%	47%	45%	46%
Unconsolidated Locations(1)
Membership and service revenues(2)	$129	$132	$134	$134
Workstation Capacity	175	173	172	174
Physical Memberships	135	135	133	128
All Access and Other Virtual Memberships	1	1	—	—
Memberships	136	136	134	128
Physical Occupancy Rate	77%	78%	77%	73%
Systemwide Locations
Membership and service revenues(3)	$963	$941	$930	$878
Workstation Capacity	906	928	922	920
Physical Memberships	682	671	661	628
All Access and Other Legacy Memberships	71	68	62	55
Memberships	754	739	723	684
Physical Occupancy Rate	75%	72%	72%	68%

(1)     For certain key performance indicators the amounts we present are based on whether the indicator relates to a location for which the revenues and expenses of the location are consolidated within our results of operations ("Consolidated Locations") or whether the indicator relates to a location for which the revenues and expenses are not consolidated within our results of operations, but for which we are entitled to a management fee for our advisory services ("Unconsolidated Locations"). As of December 31, 2022, our India, China, Israel and certain Common Desk locations are our only Unconsolidated Locations.
(2)    Unconsolidated membership and service revenues represents the results of Unconsolidated Locations that typically generate ongoing management fees for the Company at a rate of 2.75-4.00% of applicable revenue.
(3)    Systemwide Location membership and service revenues represents the results of all locations regardless of ownership.

WEWORK INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,
(Amounts in millions, except share and per share amounts)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$287	$924
Accounts receivable and accrued revenue, net of allowance of $13 and $63 as of December 31, 2022 and 2021, respectively	109	130
Prepaid expenses	138	180
Other current assets	155	238
Total current assets	689	1,472
Property and equipment, net	4,391	5,374
Lease right-of-use assets, net	11,243	13,052
Equity method and other investments	63	200
Goodwill and intangible assets, net	737	734
Other assets (including related party amounts of $384 and $596 as of December 31, 2022 and 2021, respectively)	740	924
Total assets	$17,863	$21,756
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$526	$621
Members’ service retainers	445	421
Deferred revenue	151	120
Current lease obligations	936	893
Other current liabilities	172	78
Total current liabilities	2,230	2,133
Long-term lease obligations	15,598	17,926
Unsecured notes payable (including amounts due to related parties of $1,650 as of December 31, 2022 and 2021, respectively)	2,200	2,200
Warrant liabilities, net	1	16
Long-term debt, net	1,008	666
Other liabilities	281	228
Total liabilities	21,318	23,169
Commitments and contingencies
Redeemable noncontrolling interests	(20)	36
Equity
WeWork Inc. shareholders' equity (deficit):
Preferred stock; par value $0.0001; 100,000,000 shares authorized, zero issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Common stock Class A; par value $0.0001; 1,500,000,000 shares authorized, 711,106,961 shares issued and 708,162,749 shares outstanding as of December 31, 2022, and 1,500,000,000 shares authorized, 705,016,923 shares issued and 702,072,711 shares outstanding as of December 31, 2021	—	—
Common stock Class C; par value $0.0001; 25,041,666 shares authorized, 19,938,089 shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Treasury stock, at cost; 2,944,212 shares held as of December 31, 2022 and 2021	(29)	(29)
Additional paid-in capital	12,387	12,321
Accumulated other comprehensive income (loss)	149	(31)
Accumulated deficit	(16,177)	(14,143)
Total WeWork Inc. shareholders' deficit	(3,670)	(1,882)
Noncontrolling interests	235	433
Total equity	(3,435)	(1,449)
Total liabilities and equity	$17,863	$21,756

WEWORK INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in millions, except share and per share amounts)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$848	$718	$3,245	$2,570
Expenses:
Location operating expenses—cost of revenue (exclusive of depreciation and amortization of $147 and $164 for the three months ended and $602 and $672 for the years ended December 31, 2022 and 2021, respectively, shown separately below)	712	733	2,914	3,085
Pre-opening location expenses	13	42	121	159
Selling, general and administrative expenses	157	278	735	1,011
Restructuring and other related (gains) costs	(10)	(48)	(200)	434
Impairment expense	401	241	625	870
Depreciation and amortization	156	174	641	709
Total expenses	1,429	1,420	4,836	6,268
Loss from operations	(581)	(702)	(1,591)	(3,698)
Interest and other income (expenses), net:
Income (loss) from equity method and other investments	(4)	1	(17)	(18)
Interest expense (including related party expenses of $83 and $99 for the three months ended and $390 and $387 for the years ended December 31, 2022 and 2021, respectively)	(128)	(116)	(516)	(455)
Interest income	3	5	9	19
Foreign currency gain (loss)	183	7	(185)	(134)
Gain (loss) from change in fair value of warrant liabilities (including related party financial instruments of none for both three months ended and none and, $(345) for the years ended December 31, 2022 and 2021, respectively)	1	—	11	(343)
Total interest and other income (expenses), net	55	(103)	(698)	(931)
Pre-tax loss	(526)	(805)	(2,289)	(4,629)
Income tax benefit (provision)	(1)	2	(6)	(3)
Net loss	(527)	(803)	(2,295)	(4,632)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	8	33	54	139
Noncontrolling interest — equity	65	55	207	54
Net loss attributable to WeWork Inc.	$(454)	$(715)	$(2,034)	$(4,439)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.59)	$(1.82)	$(2.67)	$(18.38)
Diluted	$(0.59)	$(1.82)	$(2.67)	$(18.38)
Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	763,615,027	617,236,677	761,845,605	263,584,930

WEWORK INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended December 31,
(Amounts in millions)	2022	2021
Cash Flows from Operating Activities:
Net loss	$(2,295)	$(4,632)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	641	709
Impairment expense	625	870
Stock-based compensation expense	49	214
Non-cash interest expense	259	210
Foreign currency (gain) loss	185	134
Other non-cash operating expenses	57	805
Changes in operating assets and liabilities:
Operating lease right-of-use assets	1,265	1,450
Current and long-term lease obligations	(1,584)	(1,607)
Accounts receivable and accrued revenue	4	24
Other assets	112	(76)
Accounts payable and accrued expenses	(90)	68
Deferred revenue	36	(53)
Other liabilities	3	(28)
Net cash provided by (used in) operating activities	(733)	(1,912)
Cash Flows from Investing Activities:
Purchases of property, equipment and capitalized software	(338)	(337)
Proceeds from asset divestitures and sale of investments, net of cash divested	42	11
Other investing	2	(21)
Net cash provided by (used in) investing activities	(294)	(347)
Cash Flows from Financing Activities:
Proceeds from Business Combination and PIPE financing, net of issuance costs paid	—	1,209
Proceeds from unsecured related party debt	—	1,000
Proceeds from issuance of debt	351	708
Repayments of debt	(6)	(713)
Distribution to noncontrolling interests	(3)	—
Issuance of noncontrolling interests	32	80
Additions to members’ service retainers	427	450
Refunds of members’ service retainers	(370)	(374)
Other financing	(34)	(22)
Net cash provided by (used in) financing activities	397	2,338
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(6)	2
Net increase (decrease) in cash, cash equivalents and restricted cash	(636)	81
Cash, cash equivalents and restricted cash—Beginning of period	935	854
Cash, cash equivalents and restricted cash—End of period	$299	$935

	December 31,
(Amounts in millions)	2022	2021
Cash and cash equivalents	$287	$924
Restricted cash	5	11
Cash and cash equivalents held for sale	7	—
Cash, cash equivalents and restricted cash, including cash held for sale	$299	$935

A reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA is set forth below:

	Three Months Ended December 31,		Year Ended December 31,
(Amounts in millions)	2022	2021	2022	2021
Net loss(1)	$(527)	$(803)	$(2,295)	$(4,632)
Income tax (benefit) provision(1)	1	(2)	6	3
Interest and other (income) expenses, net(1),(2)	(55)	103	698	931
Depreciation and amortization(1)	156	174	641	709
Restructuring and other related costs(1),(2)	(10)	(48)	(200)	434
Impairment expense(1)	401	241	625	870
Stock-based compensation expense(3)	10	48	49	110
Other, net(4)	(2)	4	(1)	42
Adjusted EBITDA	$(26)	$(283)	$(477)	$(1,533)

(1)As presented on our Consolidated Statements of Operations.
(2)Includes non-cash interest expense of $60 million included in Interest and other (income) expenses, net and non-cash gains of $95 million included in Restructuring and other related (gains) costs during the three months ended December 31, 2022.
(3)Represents the non-cash expense of our equity compensation arrangements for employees, directors, and consultants.
(4)Other, net includes stock-based payments for services rendered by consultants, change in fair value of contingent consideration liabilities, legal, tax and regulatory reserves or settlements, legal costs incurred by the Company in connection with regulatory investigations and litigation regarding the Company’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, as defined in Note 1 of the notes to the consolidated financial statements included in our Form 10-Q, filed on November 14, 2022, net of any insurance or other recoveries, and expense related to mergers, acquisitions, divestitures and capital raising activities, all as included in Selling, general and administrative expenses on the Consolidated Statements of Operations.
A reconciliation of net cash provided by (used in) operating activities, the most comparable GAAP measure, to Free Cash Flow is set forth below:

	Year Ended December 31,
(Amounts in millions)	2022	2021
Net cash provided by (used in) operating activities (1)	$(733)	$(1,912)
Less: Purchases of property, equipment and capitalized software (1),(2)	(338)	(337)
Free Cash Flow	$(1,071)	$(2,249)

(1)     As presented on our Consolidated Statements of Cash Flows.
(2)    The prior years' financial information has been reclassified to conform to the current year presentation for the aggregation of Capitalized software of $47 million and $40 million during the years ended December 31, 2022 and 2021, respectively, and Purchases of property and equipment into one financial statement line item, "Purchases of property, equipment and capitalized software".
A reconciliation of total revenue, the most comparable GAAP measure, to budgeted foreign exchange revenue is set forth below:

	Three Months Ended December 31,		Year Ended December 31,
(Amounts in millions)	2022	2021	2022	2021
Total revenue(1)	$848	$718	$3,245	$2,570
FX Impact(2)	57	2	140	(26)
Budgeted foreign exchange revenue	$905	$720	$3,385	$2,544

(1)     As presented on our Consolidated Statements of Operations.
(2)    Calculated by translating the current quarter functional currency revenue at our budgeted foreign exchange rate, which is an estimated forward rate for each of our functional currencies determined during the fourth quarter of the prior fiscal year as part of our annual budgeting process.